FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

Company No. 838046

The Registrar of Companies for England and Wales hereby certifies that

TOWRY LAW INSURANCE BROKERS LIMITED

having by special resolution changed its name, is now incorporated

under the name of

TL RISK SOLUTIONS LIMITED

Given at Companies House, Cardiff, the 25th July 2006

C00838046O

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES

Companies House
— for the record —

HC006B

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 838046

I hereby certify that

TOWRY LAW(GENERAL INSURANCE) LIMITED

having by special resolution changed its name,

is now incorporated under the name of

TOWRY LAW INSURANCE BROKERS LIMITED

Given under my hand at the Companies Registration Office,

Cardiff the 27 JUNE 1992

D. M. Jones

[illegible] JONES

an authorised officer

C. 173

DUPLICATE FOR THE FILE.

No. 838046

Certificate of Incorporation

I Hereby Certify that

TOWRY LAW (GENERAL INSURANCE) LIMITED

is this day incorporated under the Companies Act, 1948, and that the Company is Limited.

Given under my hand at London this SEVENTEENTH DAY OF FEBRUARY ONE THOUSAND NINE HUNDRED AND SIXTY FIVE.

L. S. Whitfield.

Assistant Registrar of Companies.

Certificate received by } Shaw & Sons

Date 17-2-65

(342274) Wt. 33642 50M 9/63 S (P & D) L